UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Delphi Automotive PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2013, Delphi Automotive PLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, its wholly owned subsidiary Delphi Corporation (the “Issuer”), the Guarantors (defined below) and J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Issuer agreed to sell to the Underwriters $800,000,000 aggregate principal amount of its 5.00% Senior Notes due 2023 (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by the Company and certain of the Company’s subsidiaries (collectively, the “Guarantors”), subject to customary release provisions for subsidiary Guarantors.

On February 14, 2013, the Issuer, the Guarantors and Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent entered into the Senior Notes Indenture dated as of February 14, 2013 (the “Base Indenture”) and first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), providing for the issuance of the Securities. The Notes bear interest at 5.00% per annum, and interest is payable on February 15 and August 15 of each year beginning August 15, 2013, until the maturity date of February 15, 2023. The Issuer may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuer to offer to repurchase the Notes upon certain change of control events.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Securities are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of February 11, 2013, by and among Delphi Corporation, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

4.1	Senior Notes Indenture, dated as of February 14, 2013, among Delphi Corporation, the guarantors named therein, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

4.2	Supplemental Indenture, dated as of February 14, 2013, among Delphi Corporation, the guarantors named therein, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

5.2	Opinion of Carey Olsen with respect to certain matters of Jersey law.

5.3	Opinion of CMS Cameron McKenna LLP with respect to certain matters of English law.

5.4	Opinion of Sean Corcoran, Deputy General Counsel of Delphi Corporation with respect to certain matters of Michigan law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI AUTOMOTIVE PLC

Date: February 14, 2013	By:	/s/ David M. Sherbin
David M. Sherbin Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 11, 2013, by and among Delphi Corporation, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

4.1	Senior Notes Indenture, dated as of February 14, 2013, among Delphi Corporation, the guarantors named therein, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

4.2	Supplemental Indenture, dated as of February 14, 2013, among Delphi Corporation, the guarantors named therein, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

5.2	Opinion of Carey Olsen with respect to certain matters of Jersey law.

5.3	Opinion of CMS Cameron McKenna LLP with respect to certain matters of English law.

5.4	Opinion of Sean Corcoran, Deputy General Counsel of Delphi Corporation with respect to certain matters of Michigan law.